EXHIBIT 99.1

                                 News Release

For Information Contact:
Matthew D. McGough, Vice President, Corporate Finance (563) 272-7563
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION REPORTS
STRONG EARNINGS FOR
SECOND QUARTER FISCAL 2014

MUSCATINE, Iowa (July 16, 2014) – HNI Corporation (NYSE: HNI) today announced sales for the second quarter ended June 28, 2014, of $509.1 million and net income of $9.7 million, or $0.21 per diluted share for the quarter.  Non-GAAP net income per diluted share improved 39 percent from the prior year quarter to $0.39, which excludes restructuring and impairment charges, transition costs and the gain on sale of air emission credits.

Second Quarter Summary Comments
"We are pleased with our performance and profit growth over prior year.  Continued strong hearth business sales growth, overall operational execution and prior year investment returns drove second quarter profit improvement.  As expected, the sales increase in our supplies-driven business was offset by a decline in contract office furniture due to strong year over year comparisons. Office furniture businesses generated strong profit growth despite a sales decrease.  Our hearth business delivered significant sales and profit growth in both new construction and remodel/retrofit channels," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Second Quarter – GAAP Financial Measures
Dollars in millions except per share data	Three Months Ended
	6/28/2014	6/29/2013	Percent Change

Net sales	$509.1	$510.7	-0.3%
Gross profit	$181.1	$174.7	3.7%
Gross profit %	35.6%	34.2%
SG&A (including restructuring and impairment)	$165.6	$152.0	8.9%
SG&A %	32.5%	29.8%
(Gain) loss on sale of assets	$(1.3)	$2.5
Operating income	$16.9	$20.2	-16.1%
Operating income %	3.3%	3.9%
Net income attributable to HNI Corporation	$9.7	$11.4	-15.0%

Earnings per share attributable to HNI Corporation – diluted	$0.21	$0.25	-16.0%

Second Quarter Results
•
Consolidated net sales decreased $1.6 million or 0.3 percent to $509.1 million.  Compared to prior year quarter, divestitures reduced sales $8.1 million.  On an organic basis sales increased 1.3 percent.

•
Gross margin was 1.4 percentage points higher than prior year primarily due to increased price realization, strong operational performance and higher hearth volume partially offset by lower volume and increased restructuring and transition charges in the office furniture segment.

•
Total selling and administrative expenses as a percent of net sales, including restructuring and impairment charges, increased 2.7 percentage points due mainly to restructuring and impairment charges and increased incentive-based compensation.

•
During the second quarter, as part of continuing efforts to reduce structural costs, the Corporation made the decision to close an office furniture facility in Florence, Alabama and consolidate production into existing manufacturing facilities.  The Corporation also notified its members and the union representing the bargaining unit at its office furniture facility located in Chicago, Illinois of its tentative decision, pending negotiations and consultation with the union, to close the facility and consolidate production into an existing facility.  In connection with these decisions the Corporation recorded $4.8 million of restructuring and transition costs of which $3.4 million were included in cost of sales.  The Corporation estimates the realignments will save $8.1 million annually beginning in 2015.  The tentative decision to close the Chicago facility, along with market factors, was identified as a triggering event for purposes of goodwill impairment testing.  The Corporation recognized pre-tax goodwill impairment expense of $8.9 million during the second quarter.

•
The Corporation’s second quarter results included a $1.3 million gain on the sale of California air emission credits.  Second quarter 2013 included a $2.5 million loss on the sale of a small non-core office furniture business.

Second Quarter – Non-GAAP Financial Measures

(Reconciled with most comparable GAAP financial measures)

Dollars in millions Except per share data	Three Months Ended 6/28/2014			Three Months Ended 6/29/2013
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$181.1	$16.9	$0.21	$174.7	$20.2	$0.25
% of net sales	35.6%	3.3%		34.2%	3.9%

Restructuring and Impairment	$2.6	$12.9	$0.18	-	$(0.0)	$(0.00)
Transition costs	$0.8	$0.8	$0.01	-	-	-
(Gain) loss on sale	-	$(1.3)	$(0.02)	-	$2.5	$0.03

Results (non-GAAP)	$184.6	$29.3	$0.39	$174.7	$22.6	$0.28
% of net sales	36.3%	5.8%		34.2%	4.4%

Office Furniture – GAAP Financial Measures
Dollars in millions	Three Months Ended		Percent Change
	6/28/2014	6/29/2013
Sales	$423.4	$436.2	-2.9%
Operating profit	$18.2	$22.1	-17.6%
Operating profit %	4.3%	5.1%

Second Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended
Dollars in millions	6/28/2014	6/29/2013	Percent Change

Operating profit as reported (GAAP)	$18.2	$22.1	-17.6%
% of Net Sales	4.3%	5.1%

Restructuring and impairment	$12.9	$(0.0)
Transition Costs	$0.8	-
Loss on sale	-	$2.4

Operating profit (non-GAAP)	$32.0	$24.6	30.2%
% of Net Sales	7.6%	5.6%

•
Second quarter sales for the office furniture segment decreased $12.7 million or 2.9 percent to $423.4 million.  Compared to prior year quarter, divestitures reduced sales by $8.1 million.  On an organic basis, sales decreased 1.1 percent driven by a decrease in the contract channel partially offset by an increase in the supplies-driven channel.

•
Second quarter operating profit decreased $3.9 million.  Operating profit was negatively impacted by lower volume, unfavorable mix and restructuring, transition and impairment charges.  These were partially offset by increased price realization, strong operational performance and the loss on sale of a small non-core business in the prior year quarter.

•	Second quarter operating profit excluding restructuring, transition and impairment costs and loss on sale of business in the prior year increased $7.4 million or 30.2 percent.

Hearth Products
Dollars in millions	Three Months Ended		Percent Change
	6/28/2014	6/29/2013
Sales	$85.7	$74.5	15.0%
Operating profit	$8.5	$5.7	48.8%
Operating profit %	9.9%	7.6%

•	Second quarter sales for the hearth products segment increased $11.2 million or 15.0 percent to $85.7 million driven by increases in both the new construction channel and the remodel/retrofit channel.
•
Second quarter operating profit increased $2.8 million.  Operating profit was positively impacted by increased volume and higher price realization partially offset by increased warranty expense and higher incentive-based compensation.

Year-to-Date Results
Consolidated net sales for the first six months of 2014 increased $8.3 million, or 0.9 percent, to $961.3 million compared to $953.0 million in 2013.  Gross margin increased to 35.0 percent compared to 33.8 percent last year.  Net income attributable to HNI Corporation was $20.8 million compared to $12.8 million in 2013.  Earnings per share increased over 60 percent to $0.45 per diluted share compared to $0.28 per diluted share for the first six months of 2013.

Cash used in operations for the first six months of 2014 was $7.0 million compared to $18.2 million for the same period last year.  Capital expenditures during the first six months were $51.1 million in 2014 compared to $33.6 million in 2013.

Outlook
"We delivered strong results during the first six months of the year, and I remain positive about our ability to grow sales and profits for the remainder of the year.  We continue to aggressively invest for long-term profitable growth, and I remain confident our investments are delivering shareholder value," said Mr. Askren.

The Corporation estimates sales to be up 2 to 6 percent in the third quarter over the same period in the prior year.  Non-GAAP earnings per diluted share are anticipated in the range of $0.68 to $0.73 for the third quarter, which excludes restructuring and transition charges.  For the full year, the Company is narrowing its estimate of non-GAAP earnings per diluted share to the range of $1.75 to $1.85, which excludes restructuring and impairment charges, transition costs and gain/loss on sale of assets.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and continuing to execute its long-standing rapid continuous improvement discipline to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Thursday, July 17, 2014 at 10:00 a.m. (Central) to discuss second quarter 2014 results.  To participate, call 1-877-512-9166 – conference ID number 58571139.  A live webcast of the call will be available on HNI Corporation’s website at http://www.hnicorp.com (under Investor Information – Webcasts).  A replay of the webcast will be made available at the website address above.  An audio replay of the call will be available until Thursday, July 24, 2014, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 58571139.

About HNI Corporation

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is a leading global office furniture manufacturer and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , artcobell™, ERGO®, Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™, have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation’s website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit and net income per diluted share (i.e., EPS), excluding restructuring and impairment charges, transition costs and gain/loss on sale.  Non-GAAP EPS is calculated using the Corporation’s overall effective tax rate for the period.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the third quarter and full fiscal year 2014.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

Forward-looking Statements

This release contains "forward-looking" statements that refer to future events and expectations.  These statements address future plans, outlook, objectives and financial performance including expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the third quarter and full year fiscal 2014.  In addition, forward-looking statements may be identified by words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual future results to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; slow or negative growth rates in global and domestic economies or in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials; higher costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation’s revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

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HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations
	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	Jun. 28, 2014	Jun. 29, 2013	Jun. 28, 2014	Jun. 29, 2013
Net Sales	$509,143	$510,698	$961,344	$952,995
Cost of products sold	328,010	336,040	625,039	630,555
Gross profit	181,133	174,658	336,305	322,440
Selling and administrative expenses	155,288	152,078	300,498	296,634
(Gain) loss on sale of assets	(1,346)	2,460	(9,746)	2,460
Restructuring and impairment charges	10,282	(35)	10,254	121
Operating income	16,909	20,155	35,299	23,225
Interest income	146	158	216	310
Interest expense	2,187	2,725	4,389	5,393
Income before income taxes	14,868	17,588	31,126	18,142
Income taxes	5,203	6,189	10,445	5,564
Net income	9,665	11,399	20,681	12,578
Less: Net income (loss) attributable to the noncontrolling interest	(40)	(22)	(120)	(251)
Net income attributable to HNI Corporation	$9,705	$11,421	$20,801	$12,829
Net income attributable to HNI Corporation common shareholders – basic	$0.22	$0.25	$0.46	$0.28
Average number of common shares outstanding – basic	45,019,783	45,412,668	45,029,148	45,283,716
Net income attributable to HNI Corporation common shareholders – diluted	$0.21	$0.25	$0.45	$0.28
Average number of common shares outstanding – diluted	45,867,927	46,109,563	45,843,118	45,891,246

Unaudited Condensed Consolidated Balance Sheet
Assets			Liabilities and Shareholders’ Equity
	As of			As of
(Dollars in thousands)	Jun. 28, 2014	Dec. 28, 2013		Jun. 28, 2014	Dec. 28, 2013
Cash and cash equivalents	$29,278	$65,030	Accounts payable and
Short-term investments	2,852	7,251	accrued expenses	$396,203	$407,799
Receivables	238,076	228,715	Note payable and current
Inventories	128,377	89,516	maturities of long-term debt	35,702	484
Deferred income taxes	14,855	16,051	Current maturities of other
Prepaid expenses and			long-term obligations	3,089	3,301
other current assets	26,037	26,665
Current assets	439,475	433,228	Current liabilities	434,994	411,584

			Long-term debt	150,064	150,091
			Capital lease obligations	46	106
			Other long-term liabilities	68,804	67,543
Property and equipment – net	278,439	267,401	Deferred income taxes	69,366	68,964
Goodwill	278,125	286,655
Other assets	164,233	147,421	Parent Company shareholders’
			equity	437,028	436,328
			Noncontrolling interest	(30)	89
			Shareholders’ equity	436,998	436,417
			Total liabilities and
Total assets	$1,160,272	$1,134,705	shareholders’ equity	$1,160,272	$1,134,705

Unaudited Condensed Consolidated Statement of Cash Flows
	Six Months Ended
(Dollars in thousands)	Jun. 28, 2014	Jun. 29, 2013
Net cash flows from (to) operating activities	$(6,992)	$(18,229)
Net cash flows from (to) investing activities:
Capital expenditures	(51,122)	(33,619)
Other	17,560	762
Net cash flows from (to) financing activities	4,802	43,055
Net increase (decrease) in cash and cash equivalents	(35,752)	(8,031)
Cash and cash equivalents at beginning of period	65,030	41,782
Cash and cash equivalents at end of period	$29,278	$33,751

Business Segment Data
	Three Months Ended		Six Months Ended
(Dollars in thousands)	Jun. 28, 2014	Jun. 29, 2013	Jun. 28, 2014	Jun. 29, 2013
Net sales:
Office furniture	$423,423	$436,169	$781,792	$802,001
Hearth products	85,720	74,529	179,552	150,994
	$509,143	$510,698	$961,344	$952,995

Operating profit (loss):
Office furniture
Operations before restructuring and impairment charges	$28,524	$22,092	$44,989	$30,948
Restructuring and impairment charges	10,282	35	10,254	(121)
Office furniture – net	18,242	22,127	34,735	30,827
Hearth products	8,481	5,699	20,189	9,290
Total operating profit	26,723	27,826	54,924	40,117
Unallocated corporate expense	(11,855)	(10,238)	(23,798)	(21,975)
Income before income taxes	$14,868	$17,588	$31,126	$18,142

Depreciation and amortization expense:
Office furniture	$12,472	$9,304	$21,971	$18,127
Hearth products	1,158	1,372	2,334	2,765
General corporate	1,298	1,073	2,647	1,946
	$14,928	$11,749	$26,952	$22,838

Capital expenditures (including capitalized software):
Office furniture	$16,348	$13,017	$29,836	$22,949
Hearth products	1,187	1,051	2,698	1,665
General corporate	10,894	4,758	18,587	9,005
	$28,429	$18,826	$51,122	$33,619

			As of Jun. 28, 2014	As of Jun. 29, 2013
Identifiable assets:
Office furniture			$756,888	$754,695
Hearth products			266,617	266,171
General corporate			136,767	124,011
			$1,160,272	$1,144,877

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